Exhibit (a)(138)

VOYA INVESTORS TRUST

AMENDMENT #124 TO THE AMENDED AND RESTATED

AGREEMENT AND DECLARATION OF TRUST

ABOLITION OF SERIES OF SHARES

OF BENEFICIAL INTEREST

The undersigned, being a majority of the Trustees of Voya Investors Trust, a Massachusetts business trust (the “Trust”), acting pursuant to the Trust’s Amended and Restated Agreement and Declaration of Trust, dated February 26, 2002, as amended, including Article VI, Section 6.2 and Article XI, Sections 11.2 and 11.4, hereby abolish Voya Global Perspectives Portfolio, and the establishment and designation thereof, there being no shares of such series currently outstanding.

Dated: April 23, 2026

/s/ Colleen D. Baldwin Colleen D. Baldwin, as Trustee

/s/ John V. Boyer

John V. Boyer, as Trustee

/s/ Jody T. Foster

Jody T. Foster, as Trustee

/s/ Martin J. Gavin

Martin J. Gavin, as Trustee

/s/ Dennis Johnson

Dennis Johnson, as Trustee

/s/ Joseph E. Obermeyer

Joseph E. Obermeyer, as Trustee

/s/ Sheryl K. Pressler

Sheryl K. Pressler, as Trustee

/s/ Christopher P. Sullivan Christopher P. Sullivan, as Trustee

/s/ Christian G. Wilson Christian G. Wilson, as Trustee

/s/ Mark R. Wetzel

Mark R. Wetzel, as Trustee